Exhibit 99.1

PetroShare Corp. Announces Acquisition of Approximately 16,000 Gross (5,600 Net) Acres in the DJ Basin

CENTENNIAL, CO—(December 28, 2016) -  PetroShare Corp. (OTCQB: PRHR) (“PetroShare” or the “Company”), today announced it has closed the previously-announced Purchase and Sale Agreement with a third party (“Seller”) for producing vertical wells and associated leases totaling approximately 15,514 gross (11,218 net) acres located principally in Adams and Weld Counties, Colorado. The total purchase price was $5.1 Million in cash after adjustments for product inventory and suspense accounts. The Company’s strategic partner and lender, Providence Energy Operators, LLC, has purchased a 50% interest in the wells and oil and gas leases acquired by the Company.  The Company paid $2.55 Million in cash for its 50% share of the acquisition. The acreage is currently held by production and the acquisition increased the Company’s net leasehold interest by more than 200% to approximately 8,000 net acres.

The acquisition includes approximately 3,500 gross (1,300 net) acres located within the Company’s Niobrara / Codell focus area in Adams County within the Southern Core portion of the Wattenberg Field in the DJ Basin of northeastern Colorado. The acquisition has potential for up to 60 (30 net) Niobrara and Codell standard and extended length horizontal wells.

The Company will add approximately 63 barrels of oil equivalent per day (31 BOE/D net to the Company’s interest) of production from 32 producing wells and approximately 12,500 gross (4,300 net) acres of leasehold with up to 40 identified conventional vertical well locations targeting the D and J Sands which are prevalent and can be highly productive across much of the DJ Basin. The Company believes that additional D and J Sand conventional locations can be delineated with modern 3D seismic and certain areas may have the potential to be developed with horizontal wellbores.  PetroShare will serve as the operator of the vertical wells included in the acquisition.

About PetroShare Corp.

PetroShare Corp. is a domestic oil and natural gas exploration and development company that targets capital deployment opportunities in established unconventional resource plays. Its current focus is in the Niobrara/Codell formations and adjacent oil and gas producing zones in the Rocky Mountain region with specific targets in the Wattenberg field within the DJ Basin of northeast Colorado. For more information, visit www.PetroShareCorp.com

Caution Concerning Forward-Looking Statements

This press release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as of the date of this news release, PetroShare’s estimates, forecasts, projections, expectations or beliefs as to certain future events and results. These forward-looking statements include, among others, statements regarding the benefits that PetroShare expects from transactions and plans and objectives of management for future operations. Forward-looking statements and information are necessarily based on a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, technical, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information.

Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, receipt of working capital, the level of success in exploration, development and production activities, possible defects in title to properties, fluctuations in the market price of crude oil and natural gas, industry risks, possible federal and/or state initiatives related to regulation of hydraulic fracturing, risks related to permitting and the projected timeframes to receive the necessary permits, environmental risks and hazards, uncertainty as to calculation of crude oil and natural gas resources and reserves and other risks described in the Company’s annual report on Form 10-K for the year ended December 31, 2015 and other filings with the Securities and Exchange Commission. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. PetroShare undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

Investor Relations Contacts

Company
Steve Devanney
303-367-1667
Email: sdevanney@petrosharecorp.com
Web: www.PetroShareCorp.com